Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT

TO THE CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “First Amendment”) is dated as of January 31, 2014 and is entered into among ENGILITY HOLDINGS, INC., a Delaware Corporation (“Holdings”), ENGILITY CORPORATION, a Delaware corporation, (the “Borrower”), the Subsidiary Guarantors party hereto, each lender listed on the signature pages hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, and relates to that certain Credit Agreement dated as of August 9, 2013 (the “Credit Agreement”) among Holdings, the Borrower, the lenders from time to time party thereto, and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested Incremental Revolving Credit Commitments in an aggregate principal amount of $75,000,000;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested an Additional Term Loan Facility in an aggregate principal amount of $75,000,000;

WHEREAS, certain Lenders party hereto are willing to provide Incremental Revolving Credit Commitments on the terms and conditions set forth herein;

WHEREAS, certain Lenders party hereto are willing to provide loans under an Additional Term Loan Facility on the terms and conditions set forth herein; and

WHEREAS, the Borrower has requested certain other amendments to the Credit Agreement and the Lenders party hereto and the Required Lenders are willing to consent to such amendments.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. INCREMENTAL REVOLVING CREDIT COMMITMENTS; ADDITIONAL TERM LOAN FACILITY

Pursuant to and in accordance with Section 2.14 and Section 2.15 of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section III below:

(a) Effective as of the date hereof, each Lender party hereto hereby agrees to provide an Incremental Revolving Credit Commitment (each, a “First Incremental Revolving Credit Commitment”) in the aggregate principal amount set forth opposite such Lender’s name on

Schedule A hereto (each such Lender, a “First Incremental Revolving Credit Lender”). The First Incremental Revolving Credit Commitments shall be “Revolving Credit Commitments” and the revolving loans made thereunder shall be “Revolving Credit Loans”, in each case for all purposes under the Credit Agreement and the other Loan Documents, and shall be subject to the same terms and conditions set forth therein applicable to Revolving Credit Commitments and Revolving Credit Loans, including with respect to the Maturity Date thereof, the Applicable Rate with respect thereto and any repayment or prepayment provisions.

(b) Each Lender party hereto hereby agrees to make a term loan on the date hereof in accordance with the Credit Agreement, as amended hereby, under an Additional Term Loan Facility (each such commitment, a “First Additional Term Loan Commitment” and the loan made thereunder, a “First Additional Term Loan”) in the aggregate principal amount set forth opposite such Lender’s name on Schedule B hereto (each such Lender, a “First Additional Term Loan Lender”). Amounts borrowed pursuant to this paragraph (b) and subsequently repaid or prepaid may not be reborrowed. The First Additional Term Loan Commitments shall be “Term Loan Commitments” and the First Additional Term Loans shall be “Term Loans”, in each case for all purposes under the Credit Agreement and the other Loan Documents, and shall be subject to the same terms and conditions set forth therein applicable to Term Loan Commitments and Term Loans, including with respect to the Maturity Date thereof, the Applicable Rate with respect thereto and any repayment or prepayment provisions.

(c) Each of the First Incremental Revolving Credit Lenders, the First Additional Term Loan Lenders, the First Incremental Revolving Credit Commitments (and the extension of credit thereunder) and the First Additional Term Loans shall be entitled to all of the benefits and privileges afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the security interests created by the Collateral Documents. For the avoidance of doubt, each First Incremental Revolving Credit Lender and First Additional Term Loan Lender consents to this Amendment.

(d) The last day of the initial Interest Period applicable to the First Additional Term Loans shall be the last day of the Interest Period of the Term Loans in effect immediately prior to the effectiveness of this First Amendment.

(e) The Administrative Agent will record the First Incremental Revolving Credit Commitments and the First Additional Term Loans in the Register in accordance with the terms of the Credit Agreement, as amended hereby.

SECTION II. AMENDMENTS TO CREDIT AGREEMENT

2.1 Amendments to Section 1.01.

A. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Brown Brothers Letter of Credit” means Letter of Credit No. MA-S335814, as amended, issued by Brown Brothers Harriman & Co., with RREEF America REIT III – Z1 LLC as the beneficiary and DRC as the applicant, with a current face amount of $235,535.

“DRC” means Dynamics Research Corporation, a Massachusetts corporation.

“DRC Acquisition” means the acquisition by the Borrower of DRC pursuant to the acceptance by Borrower of all shares tendered pursuant to Borrower’s tender offer for all outstanding shares of DRC commenced on December 30, 2013, followed by a second-step “short form” merger of Engility Solutions with and into DRC, with DRC surviving such merger as a Wholly Owned Subsidiary of the Borrower, in accordance with the terms and conditions of the DRC Acquisition Agreement.

“DRC Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of December 20, 2013 between the Borrower, Engility Solutions and DRC.

“Engility Solutions” means Engility Solutions, Inc., a Massachusetts corporation and a Wholly Owned Subsidiary of Borrower.

“Existing DRC Indebtedness” means: (i) all liabilities and obligations under that certain Senior Subordinated Loan Agreement dated as of June 30, 2011, by and among DRC, as borrower, Ares Mezzanine Partners, L.P., as a lender and lead investor, and the other lenders from time to time party thereto (as it may have been amended from time to time, the “Ares Loan Agreement”), or any other agreements, documents or instruments executed in connection with therewith or otherwise related thereto and (ii) all liabilities and obligations under that certain Credit Agreement dated as of June 30, 2011, by and among DRC, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto (as it may have been amended from time to time, the “Bank of America Credit Agreement”), or any other agreements, documents or instruments executed in connection with therewith or otherwise related thereto.

“Existing DRC Letters of Credit” means those certain letters of credit consisting of the: (i) Letter of Credit No. 3099149, dated April 14, 2009, issued by Bank of America, N.A., with PPF OFF 950 N. Glebe Road, LLC as the beneficiary and HPTI as the applicant, with a current face amount of $88,605, (ii) Letter of Credit No. 68054390, dated January 5, 2011, issued by Bank of America, N.A., with Clarendon Square Associates Limited Partnership as the beneficiary and the Company as the applicant, with a current face amount of $118,890 and (iii) Letter of Credit No. 68089263, dated January 11, 2013, issued by Bank of America, N.A., with CESE Commerce Executive Park L.L.C. as the beneficiary and the Company as the applicant, with a current face amount of $49,996.

“First Additional Term Loan Commitment” has the meaning assigned to such term in the First Amendment.

“First Additional Term Loan Lender” has the meaning assigned to such term in the First Amendment.

“First Additional Term Loan” has the meaning assigned to such term in the First Amendment.

“First Amendment” means that certain First Amendment to the Credit Agreement dated as of January 31, 2014 among Holdings, the Borrower, the Subsidiary Guarantors, the First Incremental Revolving Credit Lenders identified therein, the First Additional Term Loan Lenders identified therein, the Required Lenders and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer.

“First Amendment Effective Date” means the earliest date of satisfaction of the conditions referred to in Section III of the First Amendment.

“First Incremental Revolving Credit Commitment” has the meaning assigned to such term in the First Amendment.

“First Incremental Revolving Credit Lender” has the meaning assigned to such term in the First Amendment.

B. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all Lenders. The aggregate principal amount of the Aggregate Revolving Credit Commitments of all Lenders on the First Amendment Effective Date is $325,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto (including, for the avoidance of doubt, as amended by the First Amendment).

“Documentation Agents” means Capital One, N.A., Sumitomo Mitsui Banking Corporation, Manufacturers and Traders Trust Company, Wells Fargo Bank, N.A., Royal Bank of Canada and PNC Bank, National Association.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder, the Existing Letters of Credit and the Existing DRC Letters of Credit. Letters of Credit shall be issued in Dollars.

“Loan Documents” means this Agreement, the First Amendment, each Note, the Collateral Documents, each Issuer Document and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the sum of the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” plus the amount set forth opposite such Lender’s name on Schedule A to the First Amendment under the caption “First Incremental Revolving Credit Commitment”, or opposite the caption “Revolving Credit Commitment” in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Subsidiary Guarantor” means each Subsidiary listed on Schedule 1.01(b) and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement, including DRC.

“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule B to the First Amendment under the caption “First Additional Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Facility” means, at any time, (a) on or prior to the First Amendment Effective Date, the aggregate principal amount of the Term Loans made on the Closing Date of all Term Loan Lenders outstanding at such time together with the aggregate amount of the Term Loan Commitments obtained pursuant to the First Amendment at such time and (b) thereafter, the aggregate principal amount of the Term Loans (whether made on the Closing Date or the First Amendment Effective Date) of all Term Loan Lenders outstanding at such time.

“Term Loan Lender” means (a) at any time on or prior to the First Amendment Effective Date, any Lender that holds Term Loans made on the Closing Date at such time together with any Lender that has a Term Loan Commitment pursuant to the First Amendment at such time and (b) at any time after the First Amendment Effective Date, any Lender that holds Term Loans (whether made on the Closing Date or the First Amendment Effective Date) at such time.

2.2 Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended and restated as follows:

“Subject to the terms and conditions set forth herein, each Term Loan Lender severally made a single loan to the Borrower on the Closing Date in an amount equal to such Term Loan Lender’s Applicable Percentage of the Term Loan Facility as in effect on the Closing Date. Subject to the terms and conditions set forth herein and in the First Amendment, each First Additional Term Loan Lender party to the First Amendment agrees to make a single loan to the Borrower on the First Amendment Effective Date in an amount not to exceed the amount set forth opposite such First Additional Term Loan Lender’s name on Schedule B to the First Amendment under the caption “First Additional Term Loan Commitment”. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The last day of the initial Interest Period applicable to the Term Loans made on the First Amendment Effective Date shall be the last day of the Interest Period of the Term Loans in effect immediately prior to the effectiveness of the First Amendment.”

2.3 Amendment to Section 2.03. The last sentence of Section 2.03(a)(i) of the Credit Agreement is hereby amended and restated as follows:

“The Existing Letters of Credit and the Existing DRC Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.”

2.4 Amendment to Section 2.07(a). The table set forth in Section 2.07(a) of the Credit Agreement is hereby amended and restated as follows:

Date	Amount
December 31, 2013	$2,500,000
March 31, 2014	$3,437,500
June 30, 2014	$3,437,500
September 30, 2014	$3,437,500
December 31, 2014	$3,437,500
March 31, 2015	$3,437,500
June 30, 2015	$3,437,500
September 30, 2015	$3,437,500
December 31, 2015	$3,437,500
March 31, 2016	$3,437,500
June 30, 2016	$3,437,500
September 30, 2016	$3,437,500
December 31, 2016	$3,437,500
March 31, 2017	$3,437,500
June 30, 2017	$3,437,500
September 30, 2017	$3,437,500
December 31, 2017	$3,437,500
March 31, 2018	$3,437,500
June 30, 2018	$3,437,500
Maturity Date	Remaining aggregate outstanding principal amount of all Term Loans

2.5 Amendment to Section 2.09(b)(ii). Section 2.09(b)(ii) of the Credit Agreement is hereby amended by adding the following to the end thereof:

“The Borrower shall pay on the First Amendment Effective Date to the Administrative Agent for the account of each First Additional Term Loan Lender and First Incremental Revolving Credit Lender party to the First Amendment as a Lender on the First Amendment Effective Date, as fee compensation for the funding of such Lender’s First Additional Term Loan and funded and unfunded First Incremental Revolving Credit Commitments, a closing fee in an amount equal to a percentage mutually agreed between the Borrower and Merrill Lynch of the aggregate amount of the stated principal amount of such Lender’s First Additional Term Loan and funded and unfunded First Incremental Revolving Credit Commitments of such Lender, payable to the Administrative Agent for the account of such Lender from the proceeds of the Loans as and when funded on the First Amendment Effective Date. Such closing fee shall be in all respects fully earned when paid and shall not be refundable for any reason whatsoever.”

2.6 Amendment to Section 2.14(a). Section 2.14(a) of the Credit Agreement is hereby amended by inserting the phrase “, in each case after the First Amendment Effective Date” immediately after the phrase “does not exceed $150,000,000 in the aggregate for all such increases and Additional Term Loan Facilities” in the first sentence thereof.

2.7 Amendment to Section 2.15(a). Section 2.15(a) of the Credit Agreement is hereby amended by inserting the phrase “, in each case after the First Amendment Effective Date” immediately after the phrase “does not exceed $150,000,000 in the aggregate for all such Additional Term Loan Facilities and increases in the Aggregate Revolving Credit Commitments” in the first sentence thereof.

2.8 Amendment to Section 5.24. Section 5.24 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section: “The proceeds of the borrowings under the Term Loan Facility on the First Amendment Effective Date shall be used to finance the DRC Acquisition, to repay the Existing DRC Indebtedness (other than in connection with the Brown Brothers Letter of Credit and the Existing DRC Letters of Credit) (together with any accrued and unpaid interest, premiums, fees and other amounts related thereto) and to pay fees, costs and expenses incurred in connection with the transactions contemplated thereby.”

2.9 Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i), (ii) deleting the period at the end of clause (j) and replacing it with the phrase “; and”, and (iii) adding the following to the end thereof:

“(k) unsecured Indebtedness of Engility Solutions owed to DRC and guaranteed by the Borrower as partial consideration for the exercise of the “Top-Up Option” (as such term is defined in the DRC Acquisition Agreement); provided, however, that such Indebtedness is terminated and cancelled promptly upon the occurrence of the “Effective Time” (as such term is defined in the DRC Acquisition Agreement).”

2.10 Schedules. (a) Schedule 5.03 to the Credit Agreement is hereby modified and amended by deleting the existing Schedule 5.03 and substituting Schedule 5.03 attached hereto.

(b) Schedules 1-8 of the Guarantee and Collateral Agreement are hereby modified and amended by deleting the existing Schedules 1-8 and substituting Schedules 1-8 attached hereto.

SECTION III. CONDITIONS TO EFFECTIVENESS

This First Amendment shall become effective as of the date hereof and the obligations of the First Incremental Revolving Credit Lenders and First Additional Term Loan Lenders to provide the First Incremental Revolving Credit Commitments, First Additional Term Loan Commitments and First Additional Term Loans thereunder on the terms set forth herein and in the Credit Agreement, as amended hereby, shall become effective, in each case upon the satisfaction of the conditions precedent set forth below (the date upon which all such conditions precedent under this Section III shall be satisfied is referred to as the “First Amendment Effective Date”) :

(a) Receipt by the Administrative Agent of the following:

(i) (x) Executed counterparts of this First Amendment, each properly executed by (1) a Responsible Officer of Holdings, the Borrower and the other Subsidiary Guarantors party hereto, (2) each First Incremental Revolving Credit Lender and First Additional Term Loan Lender, (3) solely in the case of the amendments contained in paragraphs 2.3, 2.6, 2.7, 2.9 and 2.10 above, the addition of the definition of “Existing DRC Letters of Credit” contained in paragraph 2.1.A above and the amendment and restatement of the definition of “Letter of Credit” contained in paragraph 2.1.B above, by Lenders constituting the Required Lenders under the Credit Agreement immediately prior to giving effect to this First Amendment, (4) the Administrative Agent and (5) the L/C Issuer and (y) executed counterparts of the other Loan Documents (other than this First Amendment) entered into on the First Amendment Effective Date, each properly executed by a Responsible Officer of the signing Loan Party;

(ii) Copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Person, as of the First Amendment Effective Date, to be true and correct as of such date;

(iii) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment and the other Loan Documents to which such Loan Party is or will be a party;

(iv) Such documents and certifications, as of a recent date, as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation;

(v) (w) A favorable opinion of Bass, Berry & Sims PLC, counsel to the Loan Parties, dated as of the First Amendment Effective Date, addressed to the Administrative Agent, the L/C Issuer, each First Incremental Revolving Credit Lender, each First Additional Term Loan Lender and each other Lender (as defined in the Credit Agreement), in form and substance reasonably satisfactory to the Administrative Agent, (x) a favorable opinion of Hodgson Russ LLP, special New York counsel to the Loan Parties, dated as of the First Amendment Effective Date, addressed to the Administrative Agent, the L/C Issuer, each First Incremental Revolving Credit Lender, each First Additional Term Loan Lender and each other Lender (as defined in the Credit Agreement), in form and substance reasonably satisfactory to the Administrative Agent and (y) a favorable opinion of Nixon Peabody LLP, special Massachusetts counsel to the Loan Parties, dated as of the First Amendment Effective Date, addressed to the Administrative Agent, the L/C Issuer, each First Incremental Revolving Credit Lender, each First Additional Term Loan Lender and each other Lender (as defined in the Credit Agreement), in form and substance reasonably satisfactory to the Administrative Agent;

(vi) Results of searches of judgments, tax liens and Uniform Commercial Code filings (or equivalent filings), made with respect to such Loan Parties, in each case, as applicable, in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, together with copies of the financing statements (or similar documents) disclosed by such Uniform Commercial Code search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be otherwise permitted under the Credit Agreement or have been or will be contemporaneously with the occurrence of the First Amendment Effective Date released or terminated; and

(vii) A certificate dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (b), (f), (i), (k) and (l) of this Section III have been satisfied.

(b) The DRC Acquisition shall have been consummated substantially concurrently with the occurrence of the First Amendment Effective Date in accordance with the terms of the DRC Acquisition Agreement and applicable Law.

(c) The Administrative Agent, on behalf of each First Incremental Revolving Credit Lender, each First Additional Term Loan Lender and each other Lender (as defined in the Credit Agreement), shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that have been requested by the Administrative Agent and such lenders no later than five days prior to the First Amendment Effective Date.

(d) All principal, interest, premiums, fees and other amounts due or outstanding under the Existing DRC Indebtedness (other than in connection with the Brown Brothers Letter of Credit and the Existing DRC Letters of Credit) shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(e) The First Incremental Revolving Credit Lenders, the First Additional Term Loan Lenders, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger for the First Incremental Revolving Credit Commitments and the First Additional Term Loans, shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, in all cases to the extent invoiced at least two Business Days prior to the Closing Date.

(f) All material governmental and third party approvals necessary in connection with the First Incremental Revolving Credit Commitments, the First Additional Term Loans and the Loan Documents shall have been obtained and be in full force and effect.

(g) An Assumption Agreement in the form of Annex I to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and each other Collateral Document reasonably requested by the Administrative Agent shall have been duly executed by DRC and shall be in full force and effect on the First Amendment Effective Date. Except for (i) delivery by the Borrower of the stock certificate representing (together with an undated stock power covering such certificate duly executed in blank) the Borrower’s ownership interest in DRC and (ii) the entering into of a deposit account control agreement over DRC’s deposit account No. 4605300651 at Bank of America, N.A., the Administrative Agent shall be reasonably satisfied that all actions necessary to establish that the Administrative Agent will have a security interest on behalf of the Secured Parties in the Collateral of the type and priority described in each Collateral Document shall have been taken.

(h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies of DRC required by Section 6.06 of the Credit Agreement and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent. In addition, the Administrative Agent shall have received a schedule setting forth a true, complete and correct description of all material insurance maintained by or on behalf of DRC as of the First Amendment Effective Date. As of such date, such insurance shall be in full force and effect and all premiums due on or before the First Amendment Effective Date shall have been duly paid.

(i) There shall not have occurred since September 30, 2013 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(j) The Administrative Agent shall have received a certificate of each Loan Party dated as of the First Amendment Effective Date signed by a Responsible Officer of such Loan Party certifying as to the matters described in Section 2.14(e)(i) of the Credit Agreement and Section 2.15(e)(i) of the Credit Agreement.

(k) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects (or in all respects if qualified by materiality or “Material Adverse Effect”) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if qualified by materiality or “Material Adverse Effect”) as of such earlier date, and except that for purposes of this clause (k), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement, respectively.

(l) No Default or Event of Default shall exist, or would result from the Credit Extension contemplated hereby or from the application of the proceeds thereof.

(m) The Administrative Agent shall have received a certificate in the form of Exhibit I (with appropriate modifications) to the Credit Agreement dated the First Amendment Effective Date executed by the chief financial officer of the Borrower certifying that Holdings, the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are solvent.

(n) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements of the Credit Agreement.

SECTION IV. REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represent and warrant to the Administrative Agent, the L/C Issuer, the Incremental Revolving Credit Lenders, the Additional Term Loan Lenders and each other Lender (as defined in the Credit Agreement) that:

4.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents entered into on the First Amendment Effective Date to which it is a party and consummate transactions contemplated hereby to be entered into by it, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document entered into on the First Amendment Effective Date to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

4.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this First Amendment or any other Loan Document entered into on the First Amendment Effective Date, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof).

4.04 Binding Effect. Each of this First Amendment and each other Loan Document entered into on the First Amendment Effective Date has been duly executed and delivered by each Loan Party that is a party thereto. Each of this First Amendment and each other Loan Document entered into on the First Amendment Effective Date constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION V. MISCELLANEOUS

5.01 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a) This First Amendment shall constitute a Loan Document for purposes of the Credit Agreement and on and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any other Secured Party under the Credit Agreement or any of the other Loan Documents.

5.02 Reaffirmation. Each of the Borrower, Holdings and the other Subsidiary Guarantors hereby (a) agree that, notwithstanding the effectiveness of this First Amendment, each of the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its Guaranty of the Obligations (including Obligations in respect of the First Incremental Revolving Credit Commitments and the First Additional Term Loans) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) reaffirms and confirms that each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties (including the First Incremental Revolving Credit Lenders and the First Additional Term Loan Lenders) pursuant to any such Loan Document and all Collateral encumbered thereby continues to secure to the fullest extent possible in accordance with the Loan Documents, all Obligations (including Obligations in respect of the First Incremental Revolving Credit Commitments and the First Additional Term Loans).

5.03 Headings. Section and Subsection headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

5.04 Severability; Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The severability, governing law, jurisdiction and waiver of jury trial provisions in Section 10.12, 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

5.05 Other Interpretative Provisions. Section 1.02 of the Credit Agreement shall apply with equal effect to this First Amendment.

5.06 Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or via other electronic means satisfactory to the Administrative Agent shall be effective as delivery of a manually executed counterpart of this First Amendment.

5.07 Post-Closing Obligations. The Borrower shall deliver to the Administrative Agent within 10 days (which may be extended in the Administrative Agent’s sole discretion) after the First Amendment Effective Date (i) the stock certificate (together with an undated stock power covering such certificate duly executed in blank) representing the Borrower’s ownership interest in DRC and (ii) a fully executed deposit account control agreement over DRC’s deposit account No. 4605300651 at Bank of America, N.A.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ENGILITY HOLDINGS, INC.

By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Senior Vice President and Chief Financial Officer

ENGILITY CORPORATION

By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Senior Vice President and Chief Financial Officer

INTERNATIONAL RESOURCES GROUP LTD.

By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Senior Vice President and Chief Financial Officer

DYNAMICS RESEARCH CORPORATION

By:	/s/ Anthony Smeraglinolo
Name:	Anthony Smerglinolo
Title:	President and Chief Executive Officer

[Signature Page to Engility Corporation First Amendment]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Roberto Salazar
Name:	Roberto Salazar
Title:	Vice President

BANK OF AMERICA, N.A., as
a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Larry Van Sant
Name:	Larry Van Sant
Title:	Senior Vice President

[Signature Page to Engility Corporation First Amendment]

Name of Institution:

Barclays Bank PLC

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

Name of Institution:

Crédit Agricole Corporate and Investment Bank

By:	/s/ Brad Matthews
Name:	Brad Matthews
Title:	Vice President

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Vice President

Name of Institution:

Regions Bank

By:	/s/ Greg Jones
Name:	Greg Jones
Title:	Senior Vice President

Name of Institution:

SunTrust Bank

By:	/s/ David Simpson
Name:	David Simpson
Title:	Vice President

Name of Institution:

Capital One National Association

By:	/s/ Joseph C. Costa
Name:	Joseph C. Costa
Title:	Senior Vice President

[Signature Page to Engility Corporation First Amendment]

Name of Institution:

Manufacturers and Traders Bank

By:	/s/ R. Mark Swaak
Name:	R. Mark Swaak
Title:	Vice President

Name of Institution:

PNC Bank, National Association

By:	/s/ Douglas T. Brown
Name:	Douglas T. Brown
Title:	Senior Vice President

Name of Institution:

Royal Bank of Canada

By:	/s/ Richard C. Smith
Name:	Richard C. Smith
Title:	Authorized Signatory

Name of Institution:

Wells Fargo Bank, N.A.

By:	/s/ Jeri A. Fellerman
Name:	Jeri A. Fellerman
Title:	Senior Vice President

Name of Institution:

Citibank, N.A.

By:	/s/ Joshua C. Dearmon
Name:	Joshua C. Dearmon
Title:	Senior Vice President

[Signature Page to Engility Corporation First Amendment]

Schedule A

First Incremental Revolving Credit Commitments

First Incremental Revolving Credit Lender	First Incremental Revolving Credit Commitment

Bank of America, N.A.	$8,750,000

Barclays Bank PLC	$10,000,000

Regions Bank	$7,500,000

SunTrust Bank	$13,750,000

Capital One, N.A.	$8,500,000

Manufacturers and Traders Trust Company	$5,000,000

PNC Bank, National Association	$11,500,000

Citibank N.A.	$10,000,000

Total	$75,000,000

Schedule 1 - 1

Schedule B

First Additional Term Loan Commitments

First Additional Term Loan Lender	First Additional Term Loan Commitment

Bank of America, N.A.	$18,750,000

Regions Bank	$7,500,000

SunTrust Bank	$13,750,000

Capital One, N.A.	$8,500,000

Manufacturers and Traders Trust Company	$5,000,000

PNC Bank, National Association	$11,500,000

Citibank N.A.	$10,000,000

Total	$75,000,000

Schedule 1 - 2

Schedule 5.03

GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS

1.	Filings with the Office of the Secretary of State of the State of Delaware.

2.	Filings with the Office of the Secretary of State of the State of Massachusetts.

3.	Filings with, deliveries of notices and other required documentation and authorizations of the applicable Governmental Authorities in connection with the validity, perfection or enforcement of the security interests of the Administrative Agent subject to the Federal Assignment of Claims Act, 31 U.S.C. 3727, the Federal Assignment of Contracts Act, 41 U.S.C. 15 or any similar foreign statute.

4.	Filings with the U.S. Patent and Trademark Office.

5.	The actions specified in Section 6.15 of the Credit Agreement.

Schedule 1 - 3